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As filed with the Securities and Exchange Commission on November 16, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GB&T BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-2400756 (I.R.S. Employer Identification Number)

GB&T Bancshares, Inc.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501
(770) 532-1212
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard A. Hunt
President and Chief Executive Officer
GB&T Bancshares, Inc.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501
(770) 532-1212
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas O. Powell Troutman Sanders LLP 600 Peachtree Street, N.E., Suite 5200 Atlanta, Georgia 30308-2216 (404) 885-3294	Samuel L. Oliver Hulsey, Oliver & Mahar, LLP 200 E.E. Butler Parkway P.O. Box 1457 Gainesville, Georgia 30503 (770) 532-6312	Randolph A. Moore III Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-119789

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, no par value	271,680 shares	$23.00	$6,248,640	$791.70

(1)
Includes shares of common stock which may be purchased by the underwriter to cover over-allotments, if any.
(2)
For the purpose of computing the registration fee, pursuant to Rule 457 under the Securities Act, based on the price to public of the shares.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register additional shares of common stock, no par value, of GB&T Bancshares, Inc. (the "Company"). The contents of the Registration Statement on Form S-3 (Reg. No. 333-119789) originally filed by the Company with the Securities and Exchange Commission (the "Commission") on October 15, 2004, as amended by Amendment No. 1 filed with the Commission on November 2, 2004 and Amendment No. 2 filed with the Commission on November 12, 2004 and declared effective by the Commission on November 16, 2004, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gainesville, State of Georgia, on the 16th day of November, 2004.

GB&T BANCSHARES, INC.
By:	/s/ RICHARD A. HUNT Richard A. Hunt President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD A. HUNT Richard A. Hunt	President and Chief Executive Officer (Principal Executive Officer)	November 16, 2004
/s/ GREGORY L. HAMBY Gregory L. Hamby	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2004
* Philip A. Wilheit	Chairman and Director	November 16, 2004
* Samuel L. Oliver	Vice Chairman and Director	November 16, 2004
* Larry B. Boggs	Director	November 16, 2004
* Lowell S. (Casey) Cagle	Director	November 16, 2004
* Dr. John W. Darden	Director	November 16, 2004
* William A. Foster, III	Director	November 16, 2004
* Bennie E. Hewett	Director	November 16, 2004
* James L. Lester	Director	November 16, 2004

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* T. Alan Maxwell	Director	November 16, 2004
* James H. Moore	Director	November 16, 2004
* Alan A. Wayne	Director	November 16, 2004
* By:	/s/ GREGORY L. HAMBY Gregory L. Hamby Attorney-In-Fact	November 16, 2004

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INDEX TO EXHIBITS

Exhibits	Description
5	Opinion of Troutman Sanders LLP.
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5).
23.2	Consent of Mauldin & Jenkins, LLC.
24	Power of Attorney (included on signature page to the GB&T Bancshares, Inc. Form S-3 filed October 15, 2004 (File No. 333-119789)).

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS